Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2018 with respect to the consolidated financial statements of Ameri Holdings, Inc. for the year ended December 31, 2017 included in the Annual Report on Form 10-K filed on April 2, 2018, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Ram Associates

RAM ASSOCIATES

Hamilton, NJ

September 7, 2018